As filed with the Securities and Exchange Commission on October 7, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOBILE GLOBAL ESPORTS INC.

(Exact name of registrant as specified in its charter)

Delaware	(7941)	86-2684455
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 Post Road East, 2nd Floor

Westport, CT 06880

(475) 666-8401

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Pross

Chief Executive Officer

Mobile Global Esports Inc.

500 Post Road East, 2nd Floor

Westport, CT 06880

(475) 666-8401

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald G. Davis, Esq.

The Law Offices of Davis & Associates

PO Box 852

Palos Verdes Estates, CA

(213) 400-2007

From time to time after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION - DATED OCTOBER 7, 2022

PRELIMNARY PROSPECTUS

MOBILE GLOBLE ESPORTS INC.

Up to 4,113,209 shares of Common Stock

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022

ABOUT THIS PROSPECTUS

This prospectus relates to the resale of up to 4,111,209 shares (the “Shares”) of our common stock, $0.0001 par value per share (our “Common Stock”), by certain selling shareholders, (collectively the “Selling Shareholders”), and the Placement Agent. The shares of Common Stock included in this prospectus consist of (i) 1,886,793 restricted shares of Common Stock acquired from the Company by the Selling Shareholders in a private placement on September  23, 2022, (the “Placement Shares”), up to 1,886,793 Common shares that may be issued upon exercise of 1,886,793 warrants issued to the same Selling Shareholders in the same private placement transaction by the Company (the “Warrant Shares”), and up to 339,623 Common shares that may be issued upon exercise of 339,623 warrants issued to WestPark Capital, Inc., (herein after “Placement Agent”) (the Placement Agent Shares”) who served as the Placement Agent

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the Placement Shares offered by them described in this prospectus, and in the event a Selling Shareholder exercises his warrants, the Warrant Shares received upon such exercise may also be sold from time to time. We will not receive any proceeds from the sale of the Placement shares offered by the Selling Securityholder described in this prospectus. Upon the exercise of warrants and the issuance of Warrant Shares, we will receive the exercise price for each Warrant Share issued.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

We may also provide prospectus supplements to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplements to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “MOGO,” “we,” “us,” “our” and similar terms refer to Mobile Global Esports Inc.

i

PROSPECTUS SUMMARY

This summary highlights selected information appearing in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the section entitled “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements and related notes and the exhibits to the registration statement of which this prospectus is a part, before making an investment decision.

The Company

Mobile Global Esports (“MOGO” or “Mogo,” or the “Company”) was organized in March of 2021 to carry on and expand an esports business (the “Business”) started by Sports Industry of India (“SII”), in 2016. Through a series of contracts, the rights to the Business were assigned to MOGO by SII and its affiliates beginning in October of 2021. MOGO is now building out and expanding the business created by SII, which is focused on the rapidly-growing esports industry, with special emphasis on India and other South Asian markets. The Indian market for esports, and particularly university esports events in India, represent, in management’s opinion, one of the largest and fastest growing esports markets in the world.

SII is an American branding, marketing and sports promotion company that, through subsidiaries and affiliates in India and other South Asian countries, enters into exclusive long-term arrangements with universities for the purpose of promoting, expanding and commercializing university sports programs, creating professional opportunities for university athletes and alumni and developing and marketing university and event-branded merchandise. The SII esports business, which has now been transferred to and is operated by MOGO, is the only business in India to organize and sponsor an officially-sanctioned national championship for university esports. SII holds a 14.4% minority common share interest in MOGO, but has no controlling interest in MOGO.

Esports are the competitive playing of video games by amateur and professional teams for cash and other prizes. Esports typically take the form of organized, multiplayer video games that include real-time strategy and competition, including virtual fights, first-person shooter and multiplayer online battle arena games. Esports are defined as competitive games of skill, timing, knowledge, experience, practice, attention and teamwork, but not games of chance or luck. Mobile esports are defined as esports that are streamed on an electronic esports platform and played by individuals or teams on mobile devices, usually smartphones. Competitors participate at large in-person events, small in-person events and virtually from home or computer cafes. Interest in esports is rapidly growing. In 2020, the global audience for gaming video content, including esports, grew to 1.2 billion viewers, an 18 percent increase from 2019, as gaming streams became a popular social activity and distraction during coronavirus-related lockdowns.

Management believes that MOGO is the first company specifically focused on mobile esports to become a publicly listed company in the United States.

MOGO’s esports business began in 2016 when SII introduced esports to the Association of Indian Universities (“AIU”), an academic and sports body that represents 854 major universities. AIU sanctioned esports as a championship event in a unique and exclusive 10-year renewable agreement with SII. SII has assigned most of its esports rights under these and other agreements involving esports to MOGO under a series of contracts between the two companies. SII licensed to MOGO exclusive rights to develop, organize, promote and monetize mobile esports events in collaboration with AIU and with a second major university sports association, Elite University Sports Alliance of India Pvt. Ltd. (“EUSAI”), a for-profit subsidiary of SII. EUSAI itself has direct contracts with 73 leading Indian universities pursuant to which EUSAI is granted exclusive rights to organize and monetize a range of sports, including esports. Although some AIU or EUSAI members may choose to not participate in MOGO’s esports business, the combination of AIU and EUSAI’s member universities potentially gives MOGO access to students attending these 854 Indian universities.

The first SII esports championship was held at Lovely Professional University (LPU) in 2017, the second at Maharshi Dayanand University in 2018 and the third at SRM Institute of Science and Technology in 2019.  The 2020 championships were cancelled during the covid lockdowns. MOGO sponsored the 2021-2022 championships at LPU in April 2022. During the period of May through December 2021, MOGO, with the help of SII and SII’s subsidiaries pursuant to their mutual contracts, organized and commercialized a total of 27 virtual esports tournaments in India. These events included inter- and intra-university competitions that reached an aggregate audience of over 450,000 viewers (most of whom were added in the last quarter of calendar year 2021, reflecting recent momentum in interest in university esports), according to SII’s YouTube channel analytics. There are 54 events that have been held or are scheduled to be held through the 2022-23 academic year, including the National University Mobile Esports Championship.

We hereby incorporate by reference the entire discussion of our Company contained in our recent S-1 Registration Statement declared effective on July 28, 2022, and exhibits there to, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we’ve made and make with the SEC.

Common Stock and Warrant Private Placement

On September 23, 2022, we closed on a purchase agreement (the “Purchase Agreement”) with certain private investors who are now the Selling Shareholders, under which we issued and sold an aggregate of 1,886,793 restricted shares of our Common stock and 1,886,793 warrants (the “Warrants”), to acquire in the future our Common Stock to these parties for an aggregate sales price of approximately $5,000,000, before deducting placement agent’s fees and expenses and other offering expenses payable by the Company. The Company intends to use the net proceeds to develop championship esports events in India and its game platform. The Private Shares and Warrants were sold at a unit price (1 common share and 1 warrant) of $2.65 per unit.

At the same time, the Company issued 339,623 warrants (the “Placement Agent Warrants) to acquire our Common Shares as compensation to the Placement Agent for arranging the private placement transaction, at an exercise price of $2.915 per share.

Securities were issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated under Securities Act.

The Warrants (i) have an exercise price of $2.90 per share, (ii) are exercisable immediately, (iii) are exercisable for five years from the effective date of this registration statement, and (iv) have a provision preventing the exercise thereof if, as a result of such exercise, the holder, together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder, would be deemed to beneficially own more than 4.99% of the Common Stock (the “Ownership Limitation”) immediately after giving effect to such exercise. The holder, upon notice to the Company, may increase or decrease the Ownership Limitation; provided that (a) the Ownership Limitation may be increased only to a maximum of 9.99% of the Common Stock; and (b) any increase in the Ownership Limitation will not become effective until the 61st day after delivery of such notice. The exercise price of the Warrants and number of shares of the Common Stock into which the Warrants are exercisable are subject to adjustment, including for stock subdivisions or combination.

The Placement Agent Warrants have the same terms as the Warrants, except for their exercise price

The Securities Purchase Agreement contains certain restrictions on the Company’s ability to conduct sales of its equity securities. In particular, subject to certain customary exemptions, it prohibits the Company from (a) entering into or effecting a Variable Rate Transaction (as defined in the purchase agreement) until the one-year anniversary of the Effective Date of this Registration Statement, or (b) undertaking a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Investor until the 180-day anniversary of the Effective Date of this Registration statement.

We hereby incorporate by reference the entire information set forth in our Form 8-K filed on September 23, 2022, and the exhibits thereto, which pertain to this private placement.

Common Stock

See the section entitled “Prospectus Summary—The Shares Registered” for a description of our common stock, and the section entitled “Selling Shareholders” for additional information regarding the Selling Securityholders.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock. See the section entitled “Plan of Distribution” for additional information about how the Selling Securityholders may sell or otherwise dispose the shares of our Common Stock.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock is listed on The Nasdaq Stock Market (“Nasdaq”) under the symbols “MGAM.” On October 7, 2022, the closing price of our Common Stock was $1.53 per share.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in our recent S-1 Registration Statement, filed on July 26, 2022, and declared effective on July 28, 2022, pursuant to which we became a public company, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we’ve made with the SEC which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the other documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks occur, our business, financial condition, results of operations or future cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	Failure of future market acceptance of our mobile esports products and services;

●	Increased levels of competition;

●	Changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	Our ability to retain and attract senior management and other key employees;

●	Our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

●	Other risks, including those described in our S-1 Registration statement filed on July 26, 2022, which is incorporated herein by reference.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.

Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this prospectus or incorporated herein by reference may not prove to be accurate. Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.

You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the future sale of Placement Shares of our Common Stock registered in this offering. The Selling Securityholder will receive all of the proceeds from the sale of Placement Shares of Common Stock hereunder. In the event the Selling Shareholders exercise their Warrants we will issue to them Warrant Shares, and we will receive the exercise price for each Warrant Share thereby issued. In the event the Placement Agent exercises its Placement Agent Warrants we will issue to them Placement Agent Shares, and we will receive the exercise price for each Placement Agent Warrant Share thereby issued.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

We are currently authorized to issue up to 110,000,000 shares of capital stock consisting of 100,000,000 shares of Common Stock, par value $0.0001 per share. As of this date, there were 20,346,593  shares of Common Stock outstanding. We are also authorized to issue up to 10,000,000 shares of Preferred Stock. No Preferred Stock has been issued.

Common Stock

We are authorized to issue 100,000,000 shares of Common Stock. Holders of our Common Stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our Common Stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our Common Stock do not have preemptive rights to subscribe to additional shares if issued. There is no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by our board of directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the board of directors. Our directors may issue Preferred Stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our Common Stock. The issuance of Preferred Stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management. At the effective date of this prospectus, no Preferred Shares have been issued.

Private Placement of Shares of Common Stock and Warrants

On September 23, 2022, we closed on a purchase agreement (the “Purchase Agreement”) with certain private investors who are now the Selling Shareholders, under which we issued and sold an aggregate of 1,886,793 restricted shares of our Common stock (the “Placement Shares”) and 1,886,793 Warrants to acquire in the future our Common Stock to these parties for an aggregate sales price of approximately $5,000,000, before deducting placement agent’s fees and expenses and other offering expenses payable by the Company. The Placement Shares and Warrants were sold at a unit price (1 common share and 1 warrant) of $2.65 per unit. The Securities were issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated under Securities Act.

The Warrants (i) have an exercise price of $2.90 per share, (ii) are exercisable immediately, (iii) are exercisable for five years from the effective date of this registration statement, and (iv) have a provision preventing the exercise thereof if, as a result of such exercise, the holder, together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder, would be deemed to beneficially own more than 4.99% of the Common Stock (the “Ownership Limitation”) immediately after giving effect to such exercise. The holder, upon notice to the Company, may increase or decrease the Ownership Limitation; provided that (a) the Ownership Limitation may be increased only to a maximum of 9.99% of the Common Stock; and (b) any increase in the Ownership Limitation will not become effective until the 61st day after delivery of such notice. The exercise price of the Warrants and number of shares of the Common Stock into which the Warrants are exercisable are subject to adjustment, including for stock subdivisions or combination.

In this same transaction, we also issued 339,623 Placement Agent Warrants to acquire 339,623 shares of our common stock to the Placement Agent, at an exercise price of $2.915 per share. These Placement Agent Warrants have the same terms as the Warrants, except for their exercise price.

We hereby incorporate by reference the entire information set forth in our Form 8-K filed on September 23, 2022, and the exhibits thereto, which pertain to this private placement

Additional Warrants Outstanding

As of this date, the Company has the following additional warrants to acquire its common stock outstanding, in addition to those issued to the Selling Shareholders as described above in the private placement:

-	In connection with the above referenced private placement, pursuant to an engagement agreement between the Company and WestPark Capital, Inc. (the “Placement Agent”), the Company (i) paid the Placement Agent a cash fee equal to 9.0% of the aggregate capital raised by the Company in the Private Placement, (ii) reimbursed the Placement Agent for up to $75,000 of its legal expenses, and (iii) issued the Placement Agent (or designee), Placement Agent Warrants to purchase 339,623 shares of common stock with an exercise price of $2.915 per share. The Placement Agent Warrants have the same terms as the Warrants issued to the Selling Shareholders, except for their exercise price. The Engagement Agreement includes indemnity and other customary provisions for engagements of this nature. Details of these warrants may be found under “Underwriting – Representatives’ Warrants.”

-	In connection with our initial public offering in July of 2022, the Company also issued to the representatives for the Underwriters, warrants to purchase a number of common shares equal to 10% of the total number of common shares sold by the Company in this offering, or a total of 188,679 warrants. The warrants have an exercise price equal to $6.60 per share , (representing 165% of the initial public offering price of the common shares sold in the offering). The warrants must be purchased in cash and will be exercisable commencing six months from July 28, 2022, the effective date of the registration statement for that offering, and will terminate on the fifth anniversary of such effective date.

-	We have 1,000,000 warrants to purchase our common stock outstanding having an exercise price of $1.00 per share, and exercisable on or before December 15, 2026, all of which are fully vested. These warrants were divided and issued among Gregory Butler, Anthony Rennert and Martha Chan, our Directors, Technology.

Lock-Up Restrictions

In connection with the above referenced private placement, the Company’s directors, officers and 10% stockholders entered into a lock-up agreement pursuant to which such parties, among other things, agreed not to offer or sell any shares of Common Stock or securities convertible, exercisable or exchangeable for Common Stock until 90 days after September 23, 2022.

In connection with our initial public offering referenced above, our officers, directors and principal shareholders (defined as owners of 5% or more of our common shares), agreed, subject to certain exceptions, to a 180-day “lock-up” period from July 28, the date of effectiveness of our S-1 Registration Statement, with respect to the common shares which they beneficially own.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock will be available for future issuance without shareholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The above summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of our securities and is qualified by reference to our Certificate of Incorporation, our Bylaws, and the related documents filed as exhibits to our Form S-1 Registration Statement filed on July 26, 2022, and declared effective on July 28, 2022, and our Form 8-K filed on September 23, 2022, all of which are incorporated herein by reference. We urge you to read our Certificate of Incorporation, our Bylaws, the related documents incorporated by reference, and the applicable provisions of the Delaware General Corporation Law for more information.

Limitation on Directors’ Liability

The Delaware Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Amended and Restated Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Delaware Revised Statutes and our Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

The Nasdaq Capital Market Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MGAM.”

Transfer Agent

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

SELLING SHAREHOLDERS

The common stock being offered by the selling shareholders are those previously issued to the selling shareholders in the above referenced private placement (the “Placement Shares”), and those issuable to the selling shareholders upon exercise of their warrants (the “Warrant Shares”). For additional information regarding the issuances of those shares of common stock and warrants, see “Private Placement of Shares of Common Stock and Warrants” above. We are registering the shares of our common stock, both the Placement Shares and the Warrant Shares (in the event of and upon warrant exercise), in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants, the selling shareholders have not had any material relationship with us within the past three years.

The common stock being offered by the Placement Agent are those shares issuable to the Placement Agent upon exercise of its Placement Agent Warrants.

For additional information regarding the above referenced issuances of shares of common stock and warrants, see “Private Placement of Shares of Common Stock and Warrants” above. We are registering the shares of our common stock, including the Placement Shares, the Warrant Shares (upon warrant exercise), and the Placement Agent Shares (upon Placement Agent Warrant exercise), in order to permit the selling shareholders and the Placement Agent to offer their shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants, the selling shareholders have not had any material relationship with us within the past three years. The placement Agent has acted as our investment banker in connection with this private placement transaction, with respect to our earlier initial public offering, and respect to certain previous private placement transactions.

The table below lists the selling shareholders and Placement Agent, and other information regarding the beneficial ownership, or potential beneficial ownership of our shares of common stock held by each of them. The table lists the number of shares of common stock beneficially owned by each selling shareholder and by the Placement Agent, based on their ownership of the Company’s shares of common stock and warrants, as of October 7, 2022, and assuming exercise of all the warrants held by each of them on said date, without regard to any limitations on exercises.

The table lists the shares of common stock being offered by this prospectus by the selling shareholders and by the Placement Agent

In accordance with the terms of a registration rights agreement with the selling shareholders, and agreement with the Placement Agent, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling shareholders in the “Private Placement of Shares of Common Stock and Warrants” described above and (ii) the maximum number of shares of common stock issuable to the Selling Shareholders upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, and (iii) ) the maximum number of shares of common stock issuable to the Placement Agent upon exercise of the Placement Agent warrants, determined as if the outstanding Placement Agent warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, allsubject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants..

Under the terms of the warrants, a selling shareholder (and the Placement Agent) may not exercise the warrants to the extent such exercise would cause such person, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The table does not reflect this limitation. The selling shareholders and Placement Agent may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of shares of Common Stock Owned Prior to Offering		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus		Number of shares of Common Stock Owned After Offering
Armistice Capital Master Fund Ltd.	1,886,793		1,886,793		none	*
510 Madison Avenue,	1,886,793	*	1,886,793		none	*
7th Floor
New York, NY 10022
WestPark Capital, Inc.	528,302	*	339,623		188,679	*

Total			4,113,209	*		*

*	Assumes 1,886,793 Warrants to acquire shares are fully executed and converted into 1, 866,793 shares of common stock by the Selling Shareholders. Assumes 339,623 Placement Agent Warrants are fully executed and converted by the Placement Agent into 339,623 shares of our common stock. Assumes 188,679 warrants issued to the Placement Agent in connection with the Company’s earlier going public transaction, are exercised. Assumes that all Warrant Shares registered hereby are sold by the private investor and the Placement Agent

PLAN OF DISTRIBUTION

Each Selling Shareholder of the securities, (and the Placement Agent), and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder (and the Placement Agent) may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders (and Placement Agent) may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders (or Placement Agent), may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders (and Placement Agent) may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders (and Placement Agent), may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders (and Placement Agent), may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and/or Placement Agent, and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder (and Placement Agent), have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders (and Placement Agent) against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Company has agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders (and/or Placement Agent), without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act of 1934 (the “Exchange Act”), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. The Selling Shareholders (and Placement Agent) will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock. We will make copies of this prospectus available to the Selling Shareholders (and Placement Agent), and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by The Law Offices of Davis & Associates.

EXPERTS

The balance sheet of Mobile Global Esports Inc. for the period ended December 31, 2021 and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the period from inception, March 11, 2021, to December 31, 2021, have been audited by AJSH & Co, LLP, an independent chartered accounting firm registered with the Public Company Accounting Oversight Board (PCAOB), as stated in their report appearing in our Form S-1 Registration Statement filed on July 26, 2022, and declared effective on July 28, 2022. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov. Our website address is https://ir.mogoesports.com/. Through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	our Form S-1 Registration Statement filed on July 26, 2022 and declared effective on July 28, 2022.

●	our Quarterly Report on Form 10-Q for the quarter ended and June 30,2022, which was filed with the SEC on September 19, 2022; and

●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on September 23, 2022, August 25, 2022, and August 3, 2022.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of our common stock made by this prospectus and will become a part of this prospectus fromthe date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Mobile Global Esports Inc.

500 Post Road East, 2nd Floor

Westport, CT 06880
Attn: Chief Executive Officer

(475) 666-8401

MOBILE GLOBAL ESPORTS INC.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses that we may incur in connection with the securities being registered hereby. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$907
Legal Fees	34,000
Accounting fees	5,000
Miscellaneous expenses	10,000
Total Estimated Expense	$49,907

*	Estimated solely for the purposes of this Item 14. Actual expenses may vary.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made if such person must have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought must determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The current certificate of incorporation and the bylaw of the registrant provide for indemnification by the registrant of its directors, senior officers and employees to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation must not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The current certificate of incorporation of the registrant provides for such limitation of liability.

We have entered into indemnification agreements with each of our directors and officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

We have purchased and intend to maintain insurance on behalf of the registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

EXHIBIT INDEX	Number and Description of Exhibit-
3.1	Articles of Incorporation of Mobile Global Esports Inc as currently in effect, incorporated herein by reference to Exhibit 3.1 to Mobile Global Esports Inc.’s Form S-1 Registration Statement filed on December 23, 2021.

3.2	Bylaws of Mobile Global Esports Inc as in effect, , incorporated herein by reference to Exhibit 3.2 to Mobile Global Esports Inc.’s Form S-1 Registration Statement filed on December 23, 2021.

4.1	Form of Common Stock Warrant, incorporated herein by reference to Exhibit 4.1 to Mobile Global Esports Inc.’s Form 8-K Report filed on September 23, 2022.

4.2	Form of Warrant issued to WestPark Capital, Inc. pursuant to the Engagement Agreement dated September 20, 2022 between the registrant and WestPark Capital, Inc., incorporated herein by reference to Exhibit 4.2 to Mobile Global Esports Inc.’s Form 8-K Report filed on September 23, 2022

5.1*	Opinion of The Law Offices of Davis & Associates, Inc.

10.1	Securities Purchase Agreement dated September 20, 2022, between the registrant and an institutional and accredited investor, incorporated herein by reference to Exhibit 10.1 to Mobile Global Esports Inc.’s Form 8-K Report filed on September 23, 2022.

10.2	Registration Rights Agreement dated September 20, 2022, between the registrant and an institutional and accredited investor, incorporated herein by reference to Exhibit 10.2 to Mobile Global Esports Inc.’s Form 8-K Report filed on September 23, 2022

10.3	Engagement Agreement dated September 20, 2022 between the registrant and WestPark Capital, Inc incorporated herein by reference to Exhibit 10.3 to Mobile Global Esports Inc.’s Form 8-K Report filed on September 23, 2022.

10.4	Mobile Global Esports Inc.’s Form S-1 Registration Statement filed on July 26, 2022, and declared effective on July 28, 2033, incorporated herein by reference.

10.5	Mobile Global Esports Inc.’s Form 8-K Report filed on September 23, 2022, incorporated herein by reference.

23.1*	Consent of AJSH & Co LLP, an independent registered public accounting firm.

23.2	Consent of Law Offices of Davis & Associates (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107*	Filing Fee Tables.

*	Attached.

(b)	Financial Statements. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements contained in our Form S-1 Registration Statement filed on July 26, 2022, and declared effective on July 28, 2022, which index and said Form 1 Registration Statement in its entirety is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement;

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes:

(1)	That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2)	That for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, Connecticut on October 7, 2022.

Mobile Global Esports, Inc.

By:	/s/ David Pross
Name:	David Pross
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Pross, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title

/s/ David Pross	Chief Executive Officer
(Principal Executive Officer)

/s/ Kiki Benson	Chief Financial Officer
(Principal Accounting and Financial Officer)

/s/ Marco Welch	Chairman of the Board of Directors

/s/ Jay Madan	Director

/s/ Jim Knopf	Director

/s/ Willy Verhaegen	Director

/s/ Alexander Alexandrov	Director